EXHIBIT 10.11



                                 Lease Agreement


Party A: Qufu ShengDa Industry Co., Ltd
Party B: Qufu Natural Green Engineering Co., Ltd (Sugar)

This lease agreement is made by and between Shandong Shengwang Pharmaceutical Corporation (hereinafter referred as to "party A") and Qufu Natural Green Engineering Co., Ltd (hereinafter referred as to "party B").

     8. The building and assorted installation under this agreement is located at Qufu ShengDa Industry Co., Ltd;

     9.   Terms: from April 1st, 2004 to April 1st, 2014;

     10. Rent and Payments: Annual rent is RMB 30,000 per year for the first three years; Annual rent is RMB 50,000 per year since forth year and after five years; Party B should pay the annual rent and all utilities on time;

     11. Reconstruction will be conducted with Party A's permission at Party B's expense;

     12. Party B should take strict enterprise management regulations to prevent any event not good for production happening;

     13. Party A and Party B will negotiate for new agreement at expiration of this agreement.


Party A:






Party B:






Date: April 1st, 2004